UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2006

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission File No.: 0-26823	73-1564280
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 600, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2006 Alliance Resource Partners, L.P. (the “Partnership”) entered into Amendment No. 2 to its Letter of Credit Agreement dated as of August 30, 2001 with Fifth Third Bank, which increased the amount available for letters of credit from $20,000,000 to $26,000,000. The Letter of Credit Agreement contains events of default provision that could cause the acceleration of the term if an event of default occurs. Examples of an event of default by the Partnership include but are not limited to the following: draws not reimbursed, breach of covenants and insolvency.

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On April 24, 2006 the Partnership’s special general partner Alliance Resource GP, LLC entered into a termination of guaranty agreement with Fifth Third Bank. A copy of Amendment No. 2 and termination agreement are attached as exhibits hereto.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On April 24, 2006 Alliance Resource Partners, L.P. (the “Partnership”) entered into Amendment No. 2 to its Letter of Credit Agreement dated as of August 30, 2001 with Fifth Third Bank, which increased the amount available for letters of credit from $20,000,000 to $26,000,000. The Letter of Credit Agreement contains events of default provision that could cause the acceleration of the term if an event of default occurs. Examples of an event of default by the Partnership include but are not limited to the following: draws not reimbursed, breach of covenants and insolvency.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Amendment No. 2 to Letter of Credit Facility Agreement between Alliance Resource Partners, L.P. and Fifth Third Bank.

10.2	The termination of guarantee agreement, dated as of April 24, 2006, between Alliance Resource GP, LLC and Firth Third Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: May 16, 2006

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